UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES

EXCHANGE ACT OF 1934 (AMENDMENT NO. ____)

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

LAZARD ALTERNATIVE STRATEGIES FUND, L.L.C.
______________________________________________________________________
(Name of Registrants as Specified in Charter)

______________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrants)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies: __________
(2)	Aggregate number of securities to which transaction applies:__________
(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): ______________________________________

(4)	Proposed maximum aggregate value of transaction:__________________
(5)	Total fee paid: _______________________________________________

☐	Fee previously paid with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:____________________________
(2)	Form, schedule or registration statement no.:____________
(3)	Filing party:______________________________________
(4)	Date filed: _______________________________________

IMPORTANT NOTICE REGARDING THE MEETING OF MEMBERS OF

LAZARD ALTERNATIVE STRATEGIES FUND, L.L.C.

THE BOARD OF MANAGERS URGES YOU TO VOTE TODAY

•

A meeting of members of Lazard Alternative Strategies Fund, L.L.C. (the “Company”) was convened on July 30, 2009 for the purpose of electing the members of the Board of Managers of the Company (the “Board” or “Managers”).

•	The meeting has been adjourned to September 30, 2009.

•	The Board recommends that you vote FOR the proposal to elect each member of the Board.

•	Please sign, date and return the enclosed proxy card or vote via the internet at https://www.2voteproxy.com/by entering the control number listed on the enclosed proxy card.

Dear Member:

We have previously mailed a proxy statement related to a meeting of members (“Members”) of the Company convened for the purpose of electing six members of the Board that was scheduled for Thursday, July 30, 2009. To ensure that all Members have the opportunity to consider the election of the Managers and the related proxy statement, the meeting of Members has been adjourned until 9:00 a.m. on September 30, 2009. The adjourned meeting will be held at the offices of the Company, 30 Rockefeller Plaza, 58th Floor, New York, New York 10112-6300.

As specified in the proxy statement, the Board desires to appoint John R. Reinsberg, an “interested person,” as defined by the Investment Company Act of 1940, as amended (the “1940 Act”), of the Company to serve as principal Manager of the Company to fill a vacancy created by the departure of the Company’s former principal Manager. A vote of Members is required in order for a replacement Manager to be elected because the 1940 Act permits the Board to fill a vacancy without an election by Members only under circumstances where at least two-thirds of the Board (after the vacancy is filled) has been elected by Members. The nominees other than Mr. Reinsberg include Kenneth S. Davidson, Nancy A. Eckl, Leon M. Pollack, Richard Reiss and Robert M. Solmson each of whom is currently a Manager who is not an “interested person,” as defined by the 1940 Act, of the Company. Although certain Managers have previously been elected by Members, all of the Managers are presented as nominees to allow Members the opportunity to vote on the full Board membership and to help reduce the need for a meeting of Members in the foreseeable future for that purpose.

The Board has unanimously approved the proposed appointment of Mr. Reinsberg subject to his election by Members, and recommends that you vote FOR the proposal. We urge you to vote your interests in the Company on this important matter.

You may vote in person at the adjourned meeting. You may also vote by marking, signing, dating and returning a proxy card in the enclosed self addressed, stamped envelope. You may also vote via the internet at https://www.2voteproxy.com/ by entering the control number that appears on the enclosed proxy card. The proxy statement is available along with the proxy card at https://www.2voteproxy.com/ by entering the same control number. If you have any questions please call (800) 305-0816.

Very truly yours,

Nathan Paul, Secretary
Lazard Alternative Strategies Fund, L.L.C.	August 12, 2009